GMFS LLC

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2014, (UNAUDITED)
AND THE TWELVE MONTHS ENDING DECEMBER 31, 2013

GMFS LLC
TABLE OF CONTENTS

Page
CONSOLIDATED BALANCE SHEETS	1-2
CONSOLIDATED STATEMENTS OF OPERATIONS	3
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY	4
CONSOLIDATED STATEMENTS OF CASH FLOWS	5-6
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	7-26

GMFS LLC
CONSOLIDATED BALANCE SHEETS

ASSETS
	September 30,
	2014	December 31,
	(unaudited)	2013
CURRENT ASSETS
Cash and cash equivalents	$17,283,401	$17,473,884
Mortgage loans held for sale, at fair value	94,342,151	69,451,451
Mortgage loans held for investment, net	1,174,633	737,472
Accounts receivable	1,272,093	1,111,664
Accounts receivable, related party	68,291	14,767
Servicing advances	808,142	1,629,121
Derivative asset	1,902,500	1,252,500
Prepaid expenses	196,782	197,772
Loans eligible for repurchase from GNMA	15,704,481	10,858,884
Total current assets	132,752,474	102,727,515

PROPERTY AND EQUIPMENT
Furniture, fixtures and equipment	593,632	583,477
Computer equipment	742,218	721,736
Computer software	385,984	385,984
Leasehold improvements	108,182	108,182
Total property and equipment	1,830,016	1,799,379
Less accumulated depreciation	(1,429,617)	(1,341,522)
Property and equipment, net	400,399	457,857

OTHER ASSETS
Mortgage servicing rights, net	23,709,376	16,405,874
Deposits and other assets	20,954	19,105
Total other assets	23,730,330	16,424,979

TOTAL ASSETS	$156,883,203	$119,610,351

The accompanying notes are an integral part of these unaudited consolidated financial statements.

GMFS LLC
CONSOLIDATED BALANCE SHEETS

LIABILITIES AND MEMBERS' EQUITY
	September 30,
	2014	December 31,
	(unaudited)	2013
LIABILITIES
Accounts payable	$883,589	$694,432
Accrued compensation and benefits	3,197,765	3,818,881
Warehouse lines of credit	88,999,014	65,910,898
Loan indemnification reserve	3,294,750	3,017,857
Liability for loans eligible for repurchase from GNMA	15,704,481	10,858,884
Total liabilities	112,079,599	84,300,952

COMMITMENTS AND CONTINGENCIES (Note I)

MEMBERS' EQUITY
Members' equity	44,778,604	35,309,399
Non-controlling interest in subsidiary	25,000	-
Total members' equity	44,803,604	35,309,399

TOTAL LIABILITIES AND MEMBERS' EQUITY	$156,883,203	$119,610,351

The accompanying notes are an integral part of these unaudited consolidated financial statements.

GMFS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUE
Gain on sale of mortgage loans, net of direct costs for the three month periods ending September 30, 2014 and 2013 of $9,740,904 and $640,973, respectively, and for the nine month periods ending September 30, 2014 and 2013 of $24,637,958 and $11,150,494, respectively	$9,392,835	$10,321,321	$26,567,716	$34,821,135
Loan origination fees	411,775	764,694	1,336,616	2,183,644
Interest income	912,164	758,604	2,328,639	2,034,038
Interest expense	(550,814)	(572,878)	(1,394,354)	(1,764,055)
Loan servicing fees, net of direct costs for the three month periods ending September 30, 2014 and 2013 of $634,828 and $301,433 respectively, and for the nine month periods ending September 30, 2014 and 2013 of $1,558,010 and $978,722, respectively	1,306,385	908,439	3,772,806	2,035,258
Other income	41,301	38,572	185,060	158,364
Sublease rental income	129,325	163,126	387,975	464,310
Total revenue	11,642,971	12,381,878	33,184,458	39,932,694

EXPENSES
Salaries, commissions and benefits	5,603,856	6,638,487	16,228,503	21,469,126
Occupancy, equipment and communication	495,766	440,435	1,422,097	1,342,714
Advertising and marketing	159,052	149,625	499,575	411,911
General and administrative	592,404	600,726	1,749,137	1,732,504
Provision for loan losses	159,620	125,570	559,960	686,177
Depreciation and amortization	29,806	44,432	88,095	110,955
Amortization of mortgage servicing rights	783,004	425,823	2,016,584	1,051,650
Total expenses	7,823,508	8,425,098	22,563,951	26,805,037

NET INCOME	3,819,463	3,956,780	10,620,507	13,127,657

NON-CONTROLLING INTEREST
IN SUBSIDIARY'S NET INCOME	-	88,571	-	503,307

NET INCOME TO PARENT	$3,819,463	$3,868,209	$10,620,507	$12,624,350

The accompanying notes are an integral part of these unaudited consolidated financial statements.

GMFS LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

		Non- controlling
	Members'	Interest in
	Equity	Subsidiary	Totals
Balance, December 31, 2012	$27,632,520	$184,416	$27,816,936

Member distributions	(6,946,876)	(688,001)	(7,634,877)

Net income	14,623,755	503,585	15,127,340

Balance, December 31, 2013	35,309,399	-	35,309,399

Member contributions	-	25,000	25,000

Member distributions	(1,151,302)	-	(1,151,302)

Net income	10,620,507	-	10,620,507

Balance, September 30, 2014 (unaudited)	$44,778,604	$25,000	$44,803,604

The accompanying notes are an integral part of these unaudited consolidated financial statements.

GMFS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,620,507	$12,624,350
Non-cash items-
Provision for loan losses	559,960	686,177
Depreciation and amortization	88,095	110,955
Amortization of mortgage servicing rights	2,016,584	1,051,650
Gain on sale of mortgage loans held for sale	(26,567,716)	(35,998,166)
(Increase) decrease in-
Proceeds from sale and principal payments on mortgage loans held
for sale	948,443,428	1,082,951,257
Originations and purchases of mortgage loans held for sale	(956,524,463)	(1,019,796,923)
Mortgage loans held for investment, net	(437,161)	(124,309)
Accounts receivable	(160,429)	(184,435)
Accounts receivable, related party	(53,524)	2,807
Servicing advances	820,979	374,726
Derivative asset	(650,000)	1,440,000
Prepaid expenses	990	14,110
Mortgage servicing rights, net	437,965	308,579
Deposits and other assets	(1,849)	(3,370)
Increase (decrease) in-
Accounts payable	189,157	(36,454)
Accrued compensation and benefits	(621,116)	(480,495)
Loan indemnification reserve	(283,067)	(386,480)
Net cash provided by (used in) operating activities	(22,121,660)	42,553,979

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(30,637)	(64,491)
Net cash provided by (used in) investing activities	(30,637)	(64,491)

CASH FLOWS FROM FINANCING ACTIVITIES

Net borrowings (repayments) under warehouse lines of credit	23,088,116	(32,813,952)
Member contributions	25,000	-
Member distributions	(1,151,302)	(7,124,992)
Net cash provided by (used in) financing activities	21,961,814	(39,938,944)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

GMFS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended September 30,
	2014	2013
INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS	$(190,483)	$2,550,544

CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD	17,473,884	16,707,785

CASH AND CASH EQUIVALENTS, END OF PERIOD	$17,283,401	$19,258,329

SUPPLEMENTAL INFORMATION
Cash paid for interest	$1,401,254	$1,784,041

NON-CASH OPERATING AND INVESTING ACTIVITIES
The Company retained mortgage servicing rights of $9,758,050 and $7,592,257 in connection with loan sales for the nine months ending September 30, 2014 and 2013, respectively.

The Company recognized loans subject to repurchase rights from GNMA and the related liability of $15,704,481 and $5,830,960 for the nine months ending September 30, 2014 and 2013, respectively.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
GMFS LLC (the Company), a Delaware limited liability company, engages primarily in the business of originating, selling, and servicing residential first mortgages. As a non-bank mortgage banker, the Company originates and sells conventional, and U.S. Department of Housing and Urban Development (HUD) assisted mortgages through its operations in the southern region of the United States. To provide HUD-assisted mortgages, the Company is licensed as a HUD Title II, Direct Endorsement Mortgagee and must operate in compliance with requirements set forth by HUD. In addition, the Company is an approved issuer with Government National Mortgage Association (GNMA), as well as an approved seller and servicer with Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC).

Basis of Accounting
The consolidated financial statements of the Company are prepared on the accrual basis of accounting.

Basis of Quarterly Presentation
The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (U.S. GAAP). In the opinion of management, all adjustments considered necessary for a fair statement of the Company's financial position, results of operations and cash flows have been included and are of a normal and recurring nature. The operating results presented for the interim period are not necessarily indicative of the results that may be expected for any other interim period or for the entire year.

Principles of Consolidation
The Company has a 50% owned subsidiary which holds a controlling interest in LH Lending, LLC (LHL); a Louisiana limited liability company. The activities of LHL are related to the Company’s mortgage banking operations. All material intercompany accounts and transactions have been eliminated in consolidation.

The Company had a 50% owned subsidiary which holds a controlling interest in Andromeda Mortgage Group, L.L.C. (Andromeda); a Louisiana limited liability company. The activities of the subsidiary were related to the Company’s mortgage banking operations. The Company sold its share of Andromeda to the other partner in July 2013. All material intercompany accounts and transactions have been eliminated in consolidation.

The Company's loans held for sale are sold predominantly to FNMA and FHLMC, which are government-sponsored enterprises (GSEs or Agencies). The Company also issues GNMA securities by pooling eligible loans through a pool custodian and assigning rights to the loans to GNMA. FNMA, FHLMC and GNMA provide credit enhancement of the loans through certain guarantee provisions. These securitizations involve variable interest entities (VIEs) as the trusts or similar vehicles, by design, that either (1) lack sufficient equity to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) have equity investors that do not have the ability to make significant decisions relating to the entity's operations through voting rights, or do not have the obligation to absorb the expected losses, or do not have the right to receive the residual returns of the entity.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation (Continued)
The Company performs on-going reassessments of: (1) whether entities previously evaluated under the majority voting-interest framework have become VIEs, based on certain events, and therefore become subject to the VIE consolidation framework; and (2) whether changes in the facts and circumstances regarding the Company's involvement with a VIE cause the Company's consolidation determination to change.

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates. Material estimates that are particularly significant relate to the Company’s fair value measurements of mortgage loans held for sale, mortgage servicing rights (MSRs), derivative assets and liabilities, and estimates for the loan indemnification reserve.

Cash and Cash Equivalents
For cash flow purposes, the Company considers cash and temporary investments with original maturities of three months or less, to be cash and cash equivalents. The Company typically maintains cash in financial institutions in excess of FDIC limits. The Company evaluates the creditworthiness of these financial institutions in determining the risk associated with these cash balances.

Mortgage Loans Held for Sale and Revenue Recognition
Mortgage loans held for sale are carried at fair value under the fair value option with changes in fair value recognized in current period earnings. At the date of funding of the mortgage loan held for sale, the funded amount of the loan plus the related derivative asset or liability of the associated interest rate lock commitment (IRLCs) becomes the initial recorded investment in the mortgage loan held for sale. Such amount is expected to approximate the fair value of the loan.

Mortgage loans held for sale are considered sold when the Company surrenders control over the financial assets. Control is considered to have been surrendered when the transferred assets have been isolated from the Company, beyond the reach of the Company and its creditors; the purchaser obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and the Company does not maintain effective control over the transferred assets through an agreement that both entitles and obligates the Company to repurchase or redeem the transferred assets before their maturity or the ability to unilaterally cause the holder to return specific assets. Such transfers may involve securitizations, participation agreements or repurchase agreements. If the criteria above are not met, such transfers are accounted for as secured borrowings, in which the assets remain on the consolidated balance sheets, the proceeds from the transaction are recognized as a liability and no MSRs are recorded for the transferred loans.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mortgage Loans Held for Sale and Revenue Recognition (Continued)
Gains and losses from the sale of mortgages are recognized based upon the difference between the sales proceeds and carrying value of the related loans upon sale and is recorded in gain on mortgage loans held for sale in the consolidated statements of operations. The sales proceeds reflect the cash received and the initial fair value of the separately recognized MSRs less the fair value of the incurred liability for mortgage repurchases and indemnifications. Gain on mortgage loans held for sale also includes the unrealized gains and losses associated with the mortgage loans held for sale and the realized and unrealized gains and losses from derivatives.

Mortgage Loans Held for Investment
Mortgage loans held for investment for which management has the intent and ability to hold for the foreseeable future or to maturity are carried at amortized cost reduced by a valuation allowance for estimated credit losses. Loans transferred from the held for sale category is transferred at the lower of cost or fair value, which becomes the new cost basis in the loans.

Loan Origination Fees
Loan origination income represents revenue earned from originating mortgage loans. Loan origination fees generally represent flat, per-loan fee amounts and are recognized as revenue, at the time the loans are funded.

Interest Income
Interest income on mortgage loans is accrued to income based upon the principal amount outstanding and contractual interest rates. Income recognition is discontinued when loans become 90 days delinquent or when in management’s opinion, the collectability of principal and income becomes doubtful and the mortgage loans held for sale or investment are put on nonaccrual status.

Loan Servicing Fees
Loan servicing revenue represents fees earned for servicing loans for various investors. The servicing fees are based on a contractual percentage of the outstanding principal balance and recognized into revenue as the related mortgage payments are received. Loan servicing expenses are charged to operations as incurred.

Servicing Advances
Servicing advances represent escrows and advances on behalf of customers and investors to cover delinquent balances for property taxes, insurance premiums and other out-of-pocket costs. Advances are made in accordance with the servicing agreements and are recoverable upon liquidation. The Company periodically reviews the advances for collectability and amounts are written-off when they are deemed uncollectible.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivatives
All derivatives are recognized as either assets or liabilities and measured at fair value. The Company accounts for all of its derivatives as free-standing derivatives and does not designate any for hedge accounting. The gain or loss resulting from the change in fair value of the derivatives is recognized in the Company’s consolidated statements of operations during the period of change.

The Company enters into IRLCs to originate residential mortgage loans held for sale, at specified interest rates and within a specified period of time (generally between 30 and 90 days), with customers who have applied for a loan and meet certain credit and underwriting criteria. These IRLCs meet the definition of a derivative and are reflected in the consolidated balance sheets at fair value with changes in fair value recognized in the consolidated statements of operations. Unrealized gains and losses on the IRLCs, reflected as derivative assets and derivative liabilities, respectively, are measured based on the value of the underlying mortgage loan, quoted GSE mortgage backed security (MBS) prices, estimates of the fair value of the MSRs and the probability that the mortgage loan will fund within the terms of the IRLC, net of commission expense and broker fees.

The Company manages the interest rate price risk associated with its outstanding IRLCs and mortgage loans held for sale by entering into derivative loan instruments such as MBS forward sales contracts. Management expects these derivatives will experience changes in fair value opposite to changes in fair value of the IRLCs and mortgage loans held for sale, thereby reducing earnings volatility. The Company takes into account various factors and strategies in determining the portion of the interest lock commitments and mortgage loans held for sale it wants to economically hedge.

Property and Equipment
Furniture, fixtures, and equipment are recorded at cost and depreciated using straight-line methods over estimated useful lives of three to ten years. Leasehold improvements are amortized using the straight-line method over the shorter of the related lease term or their estimated economic useful lives. Software is amortized using the straight-line method over an estimated useful life of three years.

Long-Lived Assets
The Company periodically assesses long-lived assets for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If management identifies an impairment indicator, it assesses recoverability by comparing the carrying amount of the asset to the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss is recognized whenever the carrying amount is not recoverable. No such impairment was recognized during the nine months ending September 30, 2014 and for the twelve months ending December 31, 2013.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans Eligible for Repurchase from GNMA
When the Company has the unilateral right to GNMA pool loans it has previously sold (generally loans that are more than 90 days past due), the Company then records the loan on its consolidated balance sheets. The recognition of previously sold loans does not impact the accounting for the previously recognized MSRs. At September 30, 2014 and December 31, 2013, delinquent or defaulted mortgage loans currently in GNMA pools that the Company has recognized on its consolidated balance sheets totaled $15,704,481 and $10,858,884, respectively. There were no actual repurchases of GNMA delinquent or defaulted mortgage loans during the nine months ending September 30, 2014 and for the twelve months ending December 31, 2013.

Mortgage Servicing Rights
The Company capitalizes MSRs at fair value at the time the underlying loans are sold and the Company assumes the obligation to service the loans. To determine the fair value of the MSRs, the Company uses a valuation model that calculates the present value of future cash flows. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, including estimates of the cost of servicing, the discount rate, float value, the inflation rate, estimated prepayment speeds, and default rates. MSRs currently are not actively traded in the markets, accordingly, considerable judgment is required to estimate their fair value and the exercise of that judgment can materially impact current period earnings.

The Company subsequently amortizes the MSRs over the estimated economic life of the related loans in proportion to the estimated future net servicing revenue. The net capitalized cost of MSRs is periodically evaluated to determine that capitalized amounts are not in excess of their estimated fair value. For this purpose, the Company stratifies its MSRs into five pools based upon agency type, life of loan and interest rates. Estimates of remaining loan lives and prepayment rates are incorporated into the model. Management records valuation adjustments when the fair value of the mortgage servicing asset is less than its amortized book value. Valuation adjustments are recorded as a reduction to the MSR asset.

The Company periodically evaluates its MSRs for impairment. Impairment is assessed based on fair value at each reporting date using estimated prepayment speeds of the underlying mortgage loans serviced and stratification based on risk characteristics of the underlying loans (predominantly interest rate). As mortgage interest rates fall, prepayment speeds are usually faster and the value of the MSR asset generally decreases, requiring additional valuation allowance. Conversely, as mortgage interest rates rise, prepayment speeds are usually slower and the value of the MSR asset generally increases, requiring less valuation allowance. A valuation allowance is established, through a charge to earnings, to the extent the amortized cost of the MSR exceeds the estimated fair value by stratification. If it is later determined that all or a portion of the temporary impairment no longer exists for a stratification, the valuation is reduced through a recovery to earnings. An other-than-temporary impairment (i.e. recoverability is considered remote when considering interest rates and loan pay-off activity) is recognized as a write-down of the MSR asset and the related valuation allowance (to the extent a valuation allowance is available) and then against earnings. A direct write-down permanently reduces the carrying value of the MSR asset and valuation allowance, precluding subsequent recoveries.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Liability for Loan Repurchases and Indemnifications
Loans sold to investors by the Company and which met investor and agency underwriting guidelines at the time of sale may be subject to repurchase or indemnification in the event of specific default by the borrower or subsequent discovery that underwriting standards were not met. The Company may, upon mutual agreement, agree to repurchase the loans or indemnify the investor against future losses on such loans. In such cases, the Company bears any subsequent credit loss on the loans. The Company has established a liability for potential losses related to these representations and warranties with a corresponding amount/adjustment recorded to the provision for loan losses. In assessing the adequacy of the liability, management evaluates various factors including actual losses on repurchases and indemnifications during the period, historical loss experience, known delinquent and other problem loans, and economic trends and conditions in the industry. Actual losses incurred are reflected as charge-offs against the reserve liability.

The activity in the loan indemnification reserve is as follows for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013:

	September 30,
	2014	December 31,
	(unaudited)	2013
Balance at the beginning of year	$3,017,857	$2,840,541
Loan losses incurred	(120,555)	(626,213)
Provision for losses	397,448	803,529
Balance at end of year	$3,294,750	$3,017,857

Because of the uncertainty in the various estimates underlying the loan indemnification reserve, there is a range of losses in excess of the recorded loan indemnification reserve that is reasonably possible. The estimate of the range of possible loss for representations and warranties does not represent a probable loss, and is based on current available information, significant judgment, and a number of assumptions that are subject to change.

Escrow and Fiduciary Funds
The Company maintains segregated bank accounts in trust for investors and escrow balances for mortgagors. The balances of these accounts amounted to $898,345 and $1,169,734 at September 30, 2014 and December 31, 2013, respectively and are excluded from the Company’s consolidated balance sheets.

Advertising and Marketing
Advertising and marketing is expensed as incurred. For the three months ended September 30, 2014, the Company incurred $159,052 as compared to $149,625 for the three months ended September 30, 2013. For the nine months ending September 30, 2014 the Company incurred $499,575 as compared to $411,911 for the nine months ended September 30, 2013.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
The Company has elected to be taxed as a partnership under the Internal Revenue Code. Accordingly, no income tax provision has been recorded in the consolidated financial statements, as all items of income and expense generated by the Company are reported on the members’ personal income tax returns. The Company files composite state income tax returns and pays an entity level tax where allowed. The Company has no uncertain tax positions for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013. The Company’s open tax years subject to examination by taxing authorities included the years ended December 31, 2013, 2012 and 2011. The Company has no federal or state tax examinations in process for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013.

Risks and Uncertainties
In the normal course of business, companies in the mortgage banking industry encounter certain economic and regulatory risks. Economic risks include interest rate risk and credit risk. The Company is subject to interest rate risk to the extent that in a rising interest rate environment, the Company may experience a decrease in loan production, as well as decreases in the value of mortgage loans held for sale and in commitments to originate loans, which may negatively impact the Company’s operations. Credit risk is the risk of default that may result from the borrowers’ inability or unwillingness to make contractually required payments during the period in which loans are being held for sale.

The Company sells loans to investors without recourse. As such, the investors have assumed the risk of loss or default by the borrower. However, the Company is usually required by these investors to make certain standard representations and warranties relating to credit information, loan documentation and collateral. To the extent that the Company does not comply with such representations, or there are early payment defaults, the Company may be required to repurchase the loans or indemnify these investors for any losses from borrower defaults. In addition, if loans pay-off within a specified time frame, the Company may be required to refund a portion of the sales proceeds to the investors.

The Company’s business requires substantial cash to support its operating activities. As a result, the Company is dependent on its warehouse lines of credit, and other financing facilities in order to finance its continued operations. If the Company’s principal lenders decided to terminate or not to renew any of these credit facilities with the Company, the loss of borrowing capacity could have a material adverse impact on the Company’s consolidated financial statements unless the Company found a suitable alternative source.

MSRs are subject to substantial interest rate risk, the value of MSRs generally tend to diminish in periods of declining interest rates as borrowers can prepay the mortgage notes underlying the MSRs. MSRs increase in periods of rising interest rates (as prepayments decrease). Although the level of interest rates is a key driver of prepayment activity, there are other factors that influence prepayments, including home prices, underwriting standards and product characteristics.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Developments
ASU No. 2014-04, Receivables – Troubled Debt Restructuring by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans Upon Foreclosure was issued in January 2014. This update clarifies when a creditor is considered to have received physical possession of residential real properly collateralized by a consumer mortgage loan in order to reduce diversity in practice for when a creditor derecognizes the loan receivable and recognizes the real estate property. The guidance in ASU No. 2014-04 also requires interim and annual disclosure of the amount of foreclosed residential real estate property held by the creditor and the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure. The new guidance will be effective for the Company beginning on January 1, 2015. The Company is currently evaluating the guidance under ASU 2014-04 and has not yet determined the impact, if any, on its consolidated financial statements.

ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures About Offsetting Assets and Liabilities was issued in January 2013. This update clarifies the scope of transactions that are subject to the disclosures about offsetting, specifically that ordinary trade receivables and receivables are not in the scope of ASU No. 2011-11. ASU No. 2011-11 applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are offset in accordance with specific criteria contained in FASB Accounting Standards Codification or subject to a master netting arrangement or similar agreement. ASU 2013-01 is effective for fiscal years beginning on or after January 1, 2013, and interim periods. The adoption of ASU 2013-01 did not materially impact the Company’s consolidated financial statements.

B.	MORTGAGE LOANS HELD FOR SALE

The following summarizes mortgage loans held for sale for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013:

	September 30,
	2014	December 31,
	(unaudited)	2013
Conventional	$42,035,425	$33,749,921
Governmental	20,933,055	14,216,845
Reverse mortgage	936,544	3,568,504
United States Department of
Agriculture loan	17,057,636	13,300,129
United States Department of Veteran
Affairs loan	9,896,604	2,715,894
Fair value adjustment	3,482,887	1,900,158
	$94,342,151	$69,451,451

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

B.	MORTGAGE LOANS HELD FOR SALE (Continued)

For the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013, the Company had pledged approximately $94.3 million and $69.5 million, respectively in fair value of mortgage loans held for sale to secure warehouse lines of credit.

C.	DERIVATIVE INSTRUMENTS

The following summarizes derivative instruments for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013:

	September 30, 2014 (unaudited)		December 31, 2013
	Fair	Notional	Fair	Notional
	Value	Amount	Value	Amount
IRLCs	$2,060,391	$135,481,000	$331,406	$81,800,000
MBSs	(157,891)	$147,500	921,094	$93,000,000
Total	$1,902,500		$1,252,500

The Company recorded net gains (losses) on derivatives for the three months ended September 30, 2014 of $1,817,016 as compared to $2,276,900 for the three months ended September 30, 2013. For the nine months ending September 30, 2014 the Company recorded net gains (losses) on derivatives of $4,920,856 as compared to ($8,855,393) for the nine months ended September 30, 2013.

The Company has exposure to credit loss in the event of contractual non-performance by its trading counterparties in derivative financial instruments that the Company uses in its rate risk management activities. The Company manages this credit risk by selecting only counterparties that the Company believes to be financially strong, spreading the risk among multiple counterparties, by placing contractual limits on the amount of unsecured credit extended to any single counterparty and by entering into netting agreements with counterparties, as appropriate.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

D.	MORTGAGE SERVICING RIGHTS

The activity of mortgage servicing rights is as follows for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013:

	September 30,
	2014	December 31,
	(unaudited)	2013
Balance at the beginning of year	$16,405,874	$8,238,001
Additions due to loans sold, servicing
retained	9,758,050	10,114,398
Deletions due to loan payoffs and
foreclosures	(437,964)	(423,218)
Amortization expense	(2,016,584)	(1,523,307)
Balance at end of year	$23,709,376	$16,405,874

The fair value of MSRs was approximately $33,747,000 and $26,100,000 at September 30, 2014 and December 31, 2013, respectively.

The Company did not record any other-than-temporary impairment for the three months ending September 30, 2014 and 2013, or for the nine months ending September 30, 2014 and 2013.

The unpaid principal balance of the Company’s mortgage servicing portfolio is summarized as follows for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013:

	September 30,
	2014 (unaudited)	December 31, 2013
FNMA	$1,570,278,121	$1,302,675,069
GNMA	1,088,544,671	860,412,150
FHLMC	190,903,788	7,661,291
Total servicing portfolio	$2,849,726,580	$2,170,748,510
MSRs, net to servicing portfolio	0.83%	0.76%

Conforming conventional loans serviced by the Company are sold to FNMA and FHLMC on a non-recourse basis, whereby foreclosure losses are generally the responsibility of FNMA or FHLMC and not the Company. Similarly, the government loans serviced by the Company are secured through GNMA, whereby the Company is insured against loss by the Federal Housing Administration or partially guaranteed against loss by the Veterans Administration.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

D.	MORTGAGE SERVICING RIGHTS (Continued)

The following table summarizes the Company’s estimated future MSR amortization expense. These estimates are based on existing asset balances, the current interest rate environment, and prepayment speeds as of September 30, 2014. The actual amortization expense the Company recognizes in any given period may be significantly different depending upon acquisition or sale activities, changes in interest rates, prepayment speeds, market conditions, or circumstances that indicate the carrying amount of an asset may not be recoverable.

September 30, 2014 (unaudited)	Amounts
2014	$1,249,328
2015	4,680,250
2016	3,698,975
2017	3,149,813
2018	2,461,525
Thereafter	8,469,485
$23,709,376

E.	WAREHOUSE LINES OF CREDIT

The Company has a $35,000,000 warehouse line of credit agreement expiring September 28, 2015, which provides financing for the Company's origination of mortgage loans. Interest under the agreement is 2.25% above LIBOR with a LIBOR floor of 2.50%. The line is collateralized by the underlying mortgages and related documents and instruments. The outstanding balance under the line amounted to $23,054,798 and $21,933,299 for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013, respectively.

The Company has a $25,000,000 warehouse line of credit expiring October 29, 2014, which provides financing for the Company's origination of mortgage loans. Interest under the agreement is at 2.25% above LIBOR with a 2.75% floor. The line is collateralized by the underlying mortgages and related documents and instruments. The outstanding balance under the line amounted to $24,706,456 and $6,617,879 for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013, respectively. (See footnote K, Subsequent Events, for additional information)

The Company has a $45,000,000 master repurchase agreement expiring November 28, 2014 which provides financing for the Company's origination of mortgage loans. Interest under the agreement is at prevailing market rates tied to LIBOR. The line is collateralized by the underlying mortgages and related documents and instruments. The outstanding balance under the line amounted to $31,570,545 and $21,514,916 for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013, respectively. (See footnote K, Subsequent Events, for additional information)

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

E.	WAREHOUSE LINES OF CREDIT (Continued)

During 2014, the Company entered into a $20,000,000 master repurchase agreement expiring July 7, 2015, which provides financing for the Company's origination of mortgage loans. Interest under the agreement is at 2.75% above LIBOR. The line is collateralized by the underlying mortgages and related documents and instruments. The outstanding balance under the line amounted to $9,972,393 and $0 for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013, respectively.

The Company had a $40,000,000 master repurchase agreement which expired May 23, 2014, and that provided financing for the Company's origination of mortgage loans. Interest under the agreement was at prevailing market rates tied to LIBOR. The line was collateralized by the underlying mortgages and related documents and instruments. The outstanding balance under the line amounted to $15,844,804 at December 31, 2013.

The above agreements contain covenants that include certain financial requirements, including maintenance of minimum liquidity, minimum tangible net worth, maximum debt to net worth ratio and current ratio and limitations on capital expenditures, indebtedness, distributions, transactions with affiliates and maintenance of positive net income, as defined in the agreements. The Company was in compliance with all significant debt covenants for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013.

Long-Term Borrowings:
For the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013, the Company had no long-term borrowings outstanding.

F.	MEMBERS’ EQUITY

Capital Structure
The Company amended its limited liability company (LLC) operating agreement effective March 27, 2008. Under the amended LLC agreement, ownership of the Company is divided among 208.3 preferred units and 141.66 common units for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013. Under the agreement, each Member shall have one vote per registered unit, without preference to type of unit. Holders of the preferred units are entitled to certain preferences, including those regarding distributions and liquidations.

Conversion Rights
Each preferred unit shall be convertible at the option of the holder at any time into fully paid and non-assessable common units. The number of such common units are calculated by dividing the initial issue price of the preferred units ($9,600 a preferred unit) by the conversion price in effect at the time of conversion, subject to certain terms and conditions as defined in the agreement.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

G.	EMPLOYEE BENEFIT PLAN

The Company has a 401(k) profit sharing plan covering substantially all employees. Employees may contribute amounts as allowable by Internal Revenue Service and plan limitations. The Company may make discretionary matching and non-elective contributions. The Company made contributions to the plan totaling $234,584 and $121,795 for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013, respectively.

H.	RELATED PARTY TRANSACTIONS

During the normal course of business the Company provides a variety of services to related parties including accounting, technology and due diligence services. For the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013, the Company received $79,380 and $114,644, respectively, from the related parties, which are included in other income on the consolidated statements of operations. The Company has $68,291 and $14,767 due from related parties at September 30, 2014 and December 31, 2013, respectively.

I.	COMMITMENTS AND CONTINGENCIES

Commitments to Originate Loans
The Company enters into interest rate lock commitments with customers who have applied for residential mortgage loans and meet certain credit and underwriting criteria. These commitments expose the Company to market risk if interest rates change, and the loan is not economically hedged or committed to an investor. The Company is also exposed to credit loss if the loan is originated and not sold to an investor and the mortgagor does not perform. The collateral upon extension of credit typically consists of a first deed of trust in the mortgagor’s residential property. Commitments to originate loans do not necessarily reflect future cash requirements as some commitments are expected to expire without being drawn upon. Total commitments to originate loans approximated $86,733,000 and $98,811,000 for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013, respectively.

Leases
The Company leases office space under a non-cancelable operating lease. The lease provides that the Company pays taxes, maintenance, insurance, and other occupancy expenses applicable to the leased premises. The lease contains three five-year renewal options at the then existing market rates. The Company also leases equipment under various short-term rental agreements. The Company incurred rent expense for the three months ended September 30, 2014 of $193,008 as compared to $159,188 for the three months ended September 30, 2013. For the nine months ending September 30, 2014 the Company incurred rent expense of $550,662 as compared to $487,673 for the nine months ended September 30, 2013.

The Company sub-leases a portion of its office space and furniture and fixtures contained therein to two entities (one related and one unrelated). The Company received total sub-lease income for the three months ended September 30, 2014 of $129,325 as compared to $163,126 for the three months ended September 30, 2013. For the nine months ending September 30, 2014 the Company received total sub-lease income of $387,975 as compared to $464,310 for the nine months ended September 30, 2013.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

I.	COMMITMENTS AND CONTINGENCIES (Continued)

Leases (Continued)
Future minimum rental payments under the leases are as follows for the nine months ending September 30, 2014:

September 30,2014
(unaudited)	Lease Amount
2014	$175,271
2015	639,523
2016	455,351
2017	385,075
2018	385,075
$2,040,294

Regulatory Net Worth Requirements
The Company is subject to various regulatory capital requirements administered by HUD, which governs non-supervised, direct endorsement mortgagees, and GNMA, which governs issuers of GNMA securities. Additionally, the Company is required to maintain minimum net worth requirements for many of the states in which it sells and services loans. Each state has its own minimum net worth requirements, which range from $0 to $1 million, depending on the state.

Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary remedial actions by regulators that, if undertaken, could (i) remove the Company’s ability to sell and service loans to or on behalf of the GSEs and (ii) have a direct material effect on the Company’s consolidated financial statements. In accordance with the regulatory capital guidelines, the Company must meet specific quantitative measures of assets, liabilities and certain off-balance sheet items calculated under regulatory accounting practices. Further, changes in regulatory and accounting standards, as well as the impact of future events on the Company’s results, may significantly affect the Company’s net worth adequacy.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

I.	COMMITMENTS AND CONTINGENCIES (Continued)

Regulatory Net Worth Requirements (Continued)
The Company met all minimum net worth requirements to which it was subject for the nine months ending September 30, 2014 and for the twelve months ended December 31, 2013. The Company’s required and actual net worth amounts are presented in the following table:

	9/30/2014 (unaudited)		9/30/2014 (unaudited)
	Net	Net Worth	Net	Net Worth
	Worth (1)	Required	Worth (1)	Required
HUD	$44,710,313	$2,500,000	$35,294,632	$2,500,000
GNMA	$44,710,313	$4,850,555	$35,294,632	$4,369,269
FNMA	$44,710,313	$6,425,695	$35,294,632	$5,756,688
FHLMC	$44,710,313	$2,977,259	$35,294,632	$2,519,153
Various States	$44,710,313	$0-$1,000,000	$35,294,632	$0-$1,000,000

(1) Calculated in compliance with the respective agency's requirements

Litigation
The Company is subject to various legal proceedings arising out of the ordinary course of business. As of September 30, 2014, there were no material current or pending claims against the Company.

J.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company uses fair value measurements in fair value disclosures and to record certain assets and liabilities at fair value on a recurring basis, such as derivatives and mortgage loans held for sale, or on a nonrecurring basis, such as measuring impairment on assets carried at amortized cost. The Company has elected fair value accounting for mortgage loans held for sale to more closely align the Company’s accounting with its interest rate risk strategies without having to apply the operational complexities of hedge accounting.

The Company groups its assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Prices determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing an asset or liability and are developed based on market data obtained from sources independent of the Company. These may include quoted prices for similar assets and liabilities, interest rates, prepayment speeds, credit risk and others.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

J.	FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Level 3 Inputs – Prices determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity), unobservable inputs may be used. Unobservable inputs reflect the Company's own assumptions about the factors that market participants would use in pricing the asset or liability, and are based on the best information available in the circumstances.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

While the Company believes its valuation methods are appropriate and consistent with those used by other market participants, the use of different methods or assumptions to estimate the fair value of certain financial statement items could result in a different estimate of fair value at the reporting date. Those estimated values may differ significantly from the values that would have been used had a readily available market for such items existed, or had such items been liquidated, and those differences could be material to the consolidated financial statements.

Management incorporates lack of liquidity into its fair value estimates based on the type of asset or liability measured and the valuation method used. The Company uses discounted cash flow techniques to estimate fair value. These techniques incorporate forecasting of expected cash flows discounted at appropriate market discount rates that are intended to reflect the lack of liquidity in the market.

The following describes the methods used in estimating the fair values of Level 2 and Level 3 fair value financial statement items:

Derivative financial instruments – The Company estimates the fair value of IRLCs based on the value of the underlying mortgage loan, quoted MBS prices and estimates of the fair value of the MSRs and the probability that the mortgage loan will fund within the terms of the interest rate lock commitment. The Company estimates the fair value of forward sales commitments based on quoted MBS prices.

Mortgage loans held for sale – The fair value of mortgage loans held for sale is determined, when possible, using quoted secondary-market prices. If no such quoted price exists, the fair value of a loan is determined using quoted prices for a similar asset or assets, adjusted for the specific attributes of that loan.

Mortgage servicing rights – The Company uses a discounted cash flow approach to estimate the fair value of MSRs when initially recorded. This approach consists of projecting servicing cash flows discounted at a rate that management believes market participants would use in their determinations of value. The key assumptions used in the estimation of the fair value of MSRs include prepayment speeds, discount rates, default rates, cost to service, contractual servicing fees, escrow earnings and ancillary income.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

J.	FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The key assumptions used in determining the fair value of MSRs when they are initially recognized are as follows:

September 30,
	2014 (unaudited)	December 31, 2013
Discount rates	9.50% - 12.00%	10.00% - 12.50%
Annual prepayment speeds	6.49% - 17.65%	5.69% - 13.08%
Cost of servicing	$60 - $75	$60 - $75

The hypothetical effect of an adverse change in these key assumptions would result in a decrease in fair values as follows:

	September 30,
	2014	December 31,
	(unaudited)	2013
Discount rate
Effect on value - 1% adverse change	$(1,366,085)	$(238,138)
Effect on value - 2% adverse change	$(2,629,946)	$(476,277)
Prepayment speeds
Effect on value - 5% adverse change	$(569,633)	$(1,076,026)
Effect on value - 10% adverse change	$(1,122,040)	$(2,070,294)
Cost of servicing
Effect on value - 5% adverse change	$(597,564)	$(370,961)
Effect on value - 10% adverse change	$(595,128)	$(732,680)

These sensitivities are hypothetical and should be used with caution. As the table demonstrates, the Company’s methodology for estimating the fair value of MSRs is highly sensitive to changes in assumptions. For example, actual prepayment experience may differ and any difference may have a material effect on MSR fair value. Changes in fair value resulting from changes in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the MSRs is calculated without changing any other assumption; in reality, changes in one factor may be associated with changes in another (for example, decreases in market interest rates may indicate higher prepayments; however, this may be partially offset by lower prepayments due to other factors such as a borrower’s diminished opportunity to refinance), which may magnify or counteract the sensitivities. Thus, any measurement of MSR fair value is limited by the conditions existing and assumptions made as of a particular point in time. Those assumptions may not be appropriate if they are applied to a different point in time.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

J.	FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Assets and Liabilities Measured at Fair Value on a Recurring Basis
The following are the major categories of assets and liabilities measured at fair value on a recurring basis as of September 30, 2014 (unaudited):

Description	Level 1	Level 2	Level 3	Total
Mortgage loans held for sale	$-	$94,342,151	$-	$94,342,151
IRLCs	-	2,060,391	-	2,060,391
MBS forward sales contracts	-	(157,891)	-	(157,891)
Total	$-	$96,244,651	$-	$96,244,651

The following are the major categories of assets and liabilities measured at fair value on a recurring basis as of December 31, 2013:

Description	Level 1	Level 2	Level 3	Total
Mortgage loans held for sale	$-	$69,451,451	$-	$69,451,451
IRLCs	-	331,406	-	331,406
MBS forward sales contracts	-	921,094	-	921,094
Total	$-	$70,703,951	$-	$70,703,951

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

J.	FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis The following are the major categories of assets and liabilities measured at fair value on a nonrecurring basis:

				Total at
				September 30,
Description	Level 1	Level 2	Level 3	2014
MSRs	$-	$-	$33,747,000	$33,747,000
Total	$-	$-	$33,747,000	$33,747,000

				Total at
				December 31,
Description	Level 1	Level 2	Level 3	2013
MSRs	$-	$-	$26,100,000	$26,100,000
Total	$-	$-	$26,100,000	$26,100,000

As of September 30, 2014 and December 31, 2013, all financial instruments were either recorded at fair value or the carrying value approximated fair value, with the exception of debt. For financial instruments that were not recorded at fair value, such as cash and cash equivalents, restricted cash and warehouse lines of credit, the carrying value approximates fair value due to the short-term nature of such instruments. These financial instruments are classified within Level 1 of the valuation hierarchy.

Due to their short-term nature, the carrying value of short-term receivables and short-term payables approximate their fair value at September 30, 2014 and December 30, 2013.

The changes in fair values for the nine months ended September 30, 2014, for items measured at fair value include changes of $24,865,700 for mortgage loans held for sale, $1,728,985 for IRLCs and ($1,078,985) for MBS forward sales contracts.

The changes in fair values for the twelve months ended December 31, 2013, for items measured at fair value include changes of ($4,238,625) for mortgage loans held for sale, ($2,300,938) for IRLCs and $1,260,938 for MBS forward sales contracts.

GMFS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

K.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 15, 2015, the date on which the consolidated financial statements were available to be issued.

GMFS, LLC Sale of Membership Interests
On October 31, 2014, pursuant to the terms of a definitive merger agreement (the “Merger Agreement”) the Company’s members sold 100% of their membership interests in the Company to Honeybee Acquisitions, LLC, (“Honeybee Acquisitions”) a wholly owned subsidiary of ZFC Honeybee TRS, LLC, an indirect subsidiary of Zais Financial Corporation, LLC. (“ZFC”) Pursuant to the terms of the Merger Agreement, Honeybee Acquisitions merged with and into the Company with the Company continuing as the surviving corporation and an indirect subsidiary of ZFC.

While subject to a final reconciliation of October 31, 2014 values, the preliminary purchase price was approximately $62.8 million at closing. This closing payment included the fair market value of the Company’s mortgage servicing rights portfolio at October 31, 2014, estimated at $34.8 million, and the actual value of the Company’s net tangible assets at closing. In addition to cash paid at closing, two contingent $1 million deferred premium payments payable in cash over two years, plus potential additional consideration based on future loan production and profits will be payable over a four-year period if certain conditions are met. The $2 million of deferred premium payments is contingent on the Company remaining profitable and retaining certain key employees. The additional contingent consideration is dependent on the Company achieving certain profitability and loan production goals and is capped at $20 million. Up to 50% of the additional contingent consideration may be paid in common stock of ZFC, at ZFC’s option. ZFC funded the closing cash payment through a combination of available cash and the liquidation of a portion of its non-agency RMBS portfolio.

Warehouse Lines of Credit
On October 23, 2014, the Company renewed its $25,000,000 warehouse line of credit expiring October 29, 2014. The new agreement expires October 26, 2015. Interest under the agreement is at 2.25% above LIBOR. The line is collateralized by the underlying mortgages and related documents and instruments.

On November 28, 2014, the Company renewed its $45,000,000 master repurchase agreement expiring November 28, 2014. The new agreement expires February 14, 2015. Interest under the agreement is at 2.30% above LIBOR. The line is collateralized by the underlying mortgages and related documents and instruments. The Company is in current negotiations to renew the agreement for a twelve month period. The terms of the new agreement are expected to be similar to the current agreement and will maintain the current capacity of $45,000,000.